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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D. C.  20549

                                       FORM 8-K

                                    CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  September 3, 1997



                             INVISION TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)


                                       DELAWARE
                    (State or other jurisdiction of incorporation)



    0-28236                                        94-3123544
(Commission File No.)                  (IRS Employer Identification No.)



                                 3420 E. THIRD AVENUE
                            FOSTER CITY, CALIFORNIA  94404
                (Address of principal executive offices and zip code)



          Registrant's telephone number, including area code: (650) 578-1930



                             ----------------------------

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    THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS THAT
INVOLVE RISKS AND UNCERTAINTIES, INCLUDING: RISKS THAT THE ACQUISITION BY INVISION TECHNOLOGIES, INC., A DELAWARE CORPORATION ("INVISION"), OF QUANTUM MAGNETICS, INC., A CALIFORNIA CORPORATION ("QUANTUM"), MIGHT NOT CLOSE DUE TO A VARIETY OF FACTORS INCLUDING THE FAILURE OF THE PARTIES THERETO TO MEET THEIR OBLIGATIONS NECESSARY TO CLOSE THE MERGER; RISKS RELATING TO THE INTEGRATION OF THE OPERATIONS, TECHNOLOGIES, PRODUCTS AND EMPLOYEES OF INVISION AND QUANTUM MIGHT NOT OCCUR AS ANTICIPATED; THAT THE SYNERGIES EXPECTED TO RESULT FROM THE MERGER DESCRIBED BELOW MIGHT NOT OCCUR AS ANTICIPATED; AND THAT MANAGEMENT'S ATTENTION MIGHT BE DIVERTED FROM DAY-TO-DAY BUSINESS ACTIVITIES. ACTUAL RESULTS AND DEVELOPMENTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED IN THIS CURRENT REPORT. FOR MORE INFORMATION ABOUT INVISION AND RISKS RELATING TO INVESTING IN INVISION, REFER TO INVISION'S MOST RECENT REPORTS ON FORM 10-K AND FORM 10-Q.

ITEM 5.  OTHER EVENTS.

    On September 3, 1997, InVision Technologies, Inc., a Delaware corporation, announced the execution of an Agreement and Plan of Merger and Reorganization dated as of September 3, 1997, among InVision, QP Acquisition Corp., a California corporation ("Merger Sub"), and Quantum Magnetics, Inc., a California corporation (the "Reorganization Agreement"), a copy of which is attached hereto as Exhibit 2.1. The Reorganization Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Reorganization Agreement and the approval of the merger contemplated thereby (the "Merger") by the Quantum stockholders, as well as approval of a clarifying amendment to the Quantum Articles of Incorporation and the receipt of certain consents, Merger Sub will be merged into Quantum, and Quantum will become a wholly-owned subsidiary of InVision. Pursuant to the Reorganization Agreement, each outstanding share of Quantum capital stock will be exchanged for shares of common stock of InVision in accordance with the formula set forth in the Reorganization Agreement, and InVision will assume all Quantum employee stock options outstanding. In connection with the Merger, InVision expects to issue up to 777,000 shares of its common stock, including shares to be issued pursuant to the exercise of Quantum warrants and employee stock options. The Merger is expected to be a tax-free reorganization under the Internal Revenue Code and is expected to be accounted for as a pooling of interests.

    InVision, concurrently with the execution of the Reorganization Agreement, entered into Voting Agreements (in substantially the form attached hereto as Exhibit 99.1) with certain directors and officers of Quantum and their affiliates, who in the aggregate hold approximately 38.9% of the outstanding shares of Quantum capital stock. Pursuant to the Voting Agreements, such directors and officers have agreed, among other things, to vote their shares in favor of the Merger.

    A copy of the press release announcing the execution of the Reorganization Agreement is attached hereto as Exhibit 99.2.

    Quantum was founded in 1987 to develop and commercialize patented and proprietary technology for inspection, detection and analysis of explosives and other materials based on a state-of-the-art, low-cost version of magnetic resonance. Its products, in the prototype stage, include devices to inspect checked and carry-on luggage and cargo at airports and customs facilities, a small scanner to detect explosives and illegal drugs in mail and other small packages, and an advanced security system for the detection of liquid explosives and flammables in sealed glass or plastic containers. The company is headquartered in San Diego, Calif.

                                     2.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)   Exhibits

Exhibit No.   Description

2.1 Agreement and Plan of Merger and Reorganization dated as of September 3, 1997, among InVision Technologies, Inc., a Delaware corporation, QP Acquisition Corp., a California corporation, and Quantum Magnetics, Inc., a California corporation.

99.1 Form of Voting Agreements dated as of September 3, 1997, by and between InVision Technologies, Inc., a Delaware corporation, and each of Techno Venture Management, TVM Techno Venture Enterprises No. II Limited Partnership, TVM Intertech Limited Partnership, TVM Eurotech Limited Partnership, TVM Zweite Beteilgung-US Limited Partnership, TVM Techno Venture
              Investors No. I Limited Partnership, Lowell Burnett, Randall Lunn, John C. Downing Trust, Dale Sheets and Andrew Hibbs.

99.2          Press release announcing the execution of the Reorganization
              Agreement.

                                     3.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               INVISION TECHNOLOGIES, INC.



Dated:  September 3, 1997      By:  /s/ Sergio Magistri
                                   --------------------------------------
                                    Sergio Magistri
                                    President and Chief Executive Officer

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                    EXHIBIT INDEX


Exhibit No.   Description
- -----------   -----------
2.1           Agreement and Plan of Merger and Reorganization dated as of
              September 3, 1997, among InVision Technologies, Inc., a
              Delaware corporation, QP Acquisition Corp., a California corporation, and Quantum Magnetics, Inc., a California corporation.

99.1 Form of Voting Agreements dated as of September 3, 1997, by and between InVision Technologies, Inc., a Delaware corporation, and each of Techno Venture Management, TVM Techno Venture Enterprises No. II Limited Partnership, TVM Intertech Limited Partnership, TVM Eurotech Limited Partnership, TVM Zweite Beteilgung-US Limited Partnership, TVM Techno Venture
              Investors No. I Limited Partnership, Lowell Burnett, Randall Lunn, John C. Downing Trust, Dale Sheets and Andrew Hibbs.

99.2          Press release announcing the execution of the Reorganization
              Agreement.